Exhibit 10.45

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EXHIBIT A-2
to Credit Agreement
FORM OF TERM B NOTE
$[[]    Lender’s Commitment][___,___,___]
[[]    Date of Issuance][mm/dd/yy]    New York, New York
FOR VALUE RECEIVED, MONTREIGN OPERATING COMPANY, LLC, a New York limited liability company (the “Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1] [DOLLARS] ($[___,___,___]) of Term B Loans or such lesser principal amount of Term B Loans as may be outstanding to Payee from time to time under the Credit Agreement in the installments referred to below.
The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until such principal amount is paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Building Term Loan Agreement, dated as of January 24, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, together with its successors and assigns acting in such capacity, the “Administrative Agent”), and the banks, financial institutions and other entities from time to time party thereto as lenders. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Note have the meanings provided in the Credit Agreement.
The Borrower shall make scheduled principal payments on this Note as set forth in Section 2.11 of the Credit Agreement.
This Note is one of the “Notes” under, and is issued pursuant to and entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term B Loans evidenced hereby were or will be made and are to be repaid.
All payments of principal, interest and premium (if any) in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of the Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Acceptance effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by the Administrative Agent and recorded in the Register, the Borrower, each Agent and each Lender shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make (or any error in making) a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.
Subject to certain prepayment premiums that may apply, this Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement.
THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK).
Upon the occurrence and during the continuation of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
The Borrower promises to pay all documented out-of-pocket costs and expenses, including attorneys’ fees, all as provided in the Loan Documents, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MONTREIGN OPERATING COMPANY, LLC, a New York limited liability company
By:
Name:
Title:

TRANSACTIONS ON NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By